Exhibit 99.1
FOR IMMEDIATE RELEASE
February 6, 2018
THE WALT DISNEY COMPANY REPORTS
FIRST QUARTER EARNINGS FOR FISCAL 2018
BURBANK, Calif. – The Walt Disney Company today reported quarterly earnings for its first fiscal quarter ended December 30, 2017. Diluted earnings per share (EPS) for the quarter increased 88% to $2.91 from $1.55 in the prior-year quarter. Excluding a $1.6 billion one-time net tax benefit associated with new U.S. federal income tax legislation (Tax Act) and certain other items affecting comparability(1), EPS for the quarter increased 22% to $1.89 from $1.55 in the prior-year quarter.
“The strategic investments we’ve made have driven meaningful growth over the long term, and we remain confident in our ability to continue to deliver significant shareholder value,” said Robert A. Iger, Chairman and Chief Executive Officer, The Walt Disney Company. “We’re excited about what lies ahead, with a robust film slate, the launch of our ESPN direct-to-consumer business, new investments in our theme parks, and our pending acquisition of Twenty-First Century Fox.”
The following table summarizes the first quarter results for fiscal 2018 and 2017 (in millions, except per share amounts):

	Quarter Ended
	December 30, 2017	December 31, 2016	Change
Revenues	$15,351	$14,784	4%
Segment operating income (1)	$3,986	$3,956	1%
Net income (2)	$4,423	$2,479	78%
Diluted EPS (2)	$2.91	$1.55	88%
EPS excluding certain items affecting comparability (1)	$1.89	$1.55	22%
Cash provided by operations	$2,237	$1,445	55%
Free cash flow (1)	$1,256	$405	>100%

(1)	EPS excluding certain items affecting comparability, segment operating income and free cash flow are non-GAAP financial measures. See the discussion on pages 7 through 9.

(2)	Reflects amounts attributable to shareholders of The Walt Disney Company, i.e. after deduction of noncontrolling interests.

SEGMENT RESULTS
The following table summarizes the first quarter segment operating results for fiscal 2018 and 2017 (in millions):

	Quarter Ended
	December 30, 2017	December 31, 2016	Change
Revenues:
Media Networks	$6,243	$6,233	—%
Parks and Resorts	5,154	4,555	13%
Studio Entertainment	2,504	2,520	(1)%
Consumer Products & Interactive Media	1,450	1,476	(2)%
	$15,351	$14,784	4%
Segment operating income:
Media Networks	$1,193	$1,362	(12)%
Parks and Resorts	1,347	1,110	21%
Studio Entertainment	829	842	(2)%
Consumer Products & Interactive Media	617	642	(4)%
	$3,986	$3,956	1%

Media Networks
Media Networks revenues for the quarter was flat at $6.2 billion and segment operating income decreased 12% to $1.2 billion.
The following table provides further detail of the Media Networks results (in millions):

	Quarter Ended
	December 30, 2017	December 31, 2016	Change
Revenues:
Cable Networks	$4,493	$4,428	1%
Broadcasting	1,750	1,805	(3)%
	$6,243	$6,233	—%
Segment operating income:
Cable Networks	$858	$864	(1)%
Broadcasting	285	379	(25)%
Equity in the income of investees	50	119	(58)%
	$1,193	$1,362	(12)%
Cable Networks
Cable Networks revenues for the quarter increased 1% to $4.5 billion and operating income decreased 1% to $0.9 billion. Lower operating income was due to a loss at BAMTech and a decline at ESPN, partially offset by growth at the Disney Channels and Freeform.
In the current quarter, BAMTech’s operating loss is reported in Cable Networks as a result of our acquisition of a controlling interest in the fourth quarter of fiscal 2017. The Company’s share of

BAMTech results was previously reported in equity in the income of investees. The loss at BAMTech reflects ongoing investments in their technology platform.
The decrease at ESPN was due to lower advertising revenue, partially offset by affiliate revenue growth and lower programming costs. Lower advertising revenue was due to a decrease in impressions and lower rates. The decrease in impressions reflected lower average viewership and fewer units delivered. Rates and average viewership were negatively impacted by the shift in timing of College Football Playoff (CFP) games. The current quarter included three “host” bowl games, whereas the prior-year quarter included one host game and two semi-final games. Semi-final games generally generate more advertising revenue than host games. Affiliate revenue growth was due to contractual rate increases, partially offset by a decline in subscribers. Programming costs decreased due to the shift of the CFP games, partially offset by contractual rate increases for college sports and NFL programming. Semi-final games generally have a higher cost than host games.
Growth at the Disney Channels and Freeform was driven by higher affiliate revenue and lower marketing costs. Affiliate revenue growth was due to contractual rate increases, partially offset by a decline in subscribers. Results at Freeform also benefited from higher advertising and program sales revenues. The growth in advertising revenue was due to higher rates and an increase in impressions, which reflected more units delivered, partially offset by a decrease in average viewership.
Broadcasting
Broadcasting revenues for the quarter decreased 3% to $1.8 billion and operating income decreased 25% to $285 million. The decrease in operating income was due to lower advertising revenue, higher production cost write-downs and a decline in program sales income. These decreases were partially offset by affiliate revenue growth due to rate increases.
Advertising revenues reflected fewer network impressions and lower political advertising at our owned television stations, partially offset by higher network rates. The decline in network impressions was due to a decrease in average viewership, partially offset by an increase in units delivered. The decrease in program sales income was due to a higher cost mix of programs sold in the current quarter compared to the prior-year quarter.
Equity in the Income of Investees
Equity in the income of investees decreased from $119 million in the prior-year quarter to $50 million in the current quarter due to higher losses from Hulu and lower operating results from A +E Television Networks (A+E), partially offset by the absence of a loss from BAMTech, which is now consolidated and reported in Cable Networks. The decrease at Hulu was due to higher programming and labor costs, partially offset by subscription and advertising revenue growth. The decrease at A+E was due to lower advertising revenue, higher marketing costs and increased programming costs.

Parks and Resorts
Parks and Resorts revenues for the quarter increased 13% to $5.2 billion and segment operating income increased 21% to $1.3 billion. Operating income growth for the quarter was due to increases at our domestic parks and resorts, cruise line and vacation club businesses as well as at Disneyland Paris. Domestic results benefited from the comparison to the impact of Hurricane Matthew, which occurred in the prior-year quarter.
Higher operating income at our domestic parks and resorts was driven by guest spending growth and an increase in attendance, partially offset by higher costs. Guest spending growth was due to higher average ticket prices, food, beverage and merchandise spending and average daily hotel room rates. The increase in costs was driven by labor and other cost inflation, expenses for new guest offerings and an increase in depreciation associated with new attractions. At our cruise line, growth was primarily due to higher passenger cruise days, which reflected the impact of the Disney Wonder dry-dock in the prior-year quarter. The increase at Disney Vacation Club was driven by sales at Copper Creek Villas & Cabins in the current quarter.
Growth at Disneyland Paris reflected higher attendance and increased average ticket prices, both of which benefited from the 25th Anniversary celebration.

Studio Entertainment
Studio Entertainment revenues for the quarter were relatively flat at $2.5 billion and segment operating income decreased 2% to $829 million as an increase in theatrical distribution results was more than offset by decreases in home entertainment and TV/SVOD distribution results as well as lower income from Consumer Products & Interactive Media segment revenue share.
The increase in theatrical distribution results reflected the success of Star Wars: The Last Jedi and Thor: Ragnarok in the current quarter compared to Rogue One: A Star Wars Story and Doctor Strange in the prior-year quarter. Other significant releases in the current quarter included Coco, while the prior-year quarter included Moana.
The decrease in home entertainment results was driven by lower unit sales reflecting the performance of Cars 3 in the current quarter compared to Finding Dory in the prior-year quarter.
Lower TV/SVOD distribution results were primarily due to a decrease from pay television driven by the domestic availability of two key titles in the prior-year quarter compared to one key title in the current quarter. The prior-year quarter included Captain America: Civil War and Jungle Book, while the current quarter included Guardians of the Galaxy Vol. 2.

Consumer Products & Interactive Media
Consumer Products & Interactive Media revenues for the quarter decreased 2% to $1.5 billion and segment operating income decreased 4% to $617 million. Lower operating income was due to decreases at our merchandise licensing and retail businesses, partially offset by an increase at our games business.
The decrease at merchandise licensing was due to unfavorable timing of minimum guarantee shortfall recognition and lower licensing revenues from merchandise based on Frozen and Finding Nemo/Dory, partially offset by increases from merchandise based on Cars and Star Wars. Star Wars licensing revenue included the recognition of revenue from merchandise based on Star Wars: The Last Jedi that was deferred in the fourth quarter of fiscal 2017. Minimum guarantee shortfalls are generally recognized at the end of the contract period. For contracts that ended on December 31, minimum guarantee shortfalls were recognized in the prior-year first quarter compared to the second quarter of the current year.
Lower results at our retail business were due to an unfavorable foreign currency impact.
The increase at our games business was due to licensing revenue from Star Wars Battlefront II, which was released in the current quarter, whereas there was no comparable release in the prior-year quarter.

OTHER FINANCIAL INFORMATION
Corporate and Unallocated Shared Expenses
Corporate and unallocated shared expenses increased $18 million to $150 million in the current quarter due to costs incurred in connection with our agreement to acquire Twenty-First Century Fox, Inc.

Other income, net
Other income for the current quarter reflects a $53 million gain from the sale of property rights.
Interest expense, net
Interest expense, net was as follows (in millions):

	Quarter Ended
	December 30, 2017	December 31, 2016	Change
Interest expense	$(146)	$(121)	(21)%
Interest and investment income	17	22	(23)%
Interest expense, net	$(129)	$(99)	(30)%
The increase in interest expense was due to higher average debt balances and interest rates. The decrease in interest and investment income was due to an investment write-down in the current quarter.
Income Taxes
The effective income tax rate was as follows:

	Quarter Ended
	December 30, 2017	December 31, 2016	Change
Effective income tax rate (benefit) / expense	(19.4)%	33.2%	52.6	ppt
For the current quarter, we recognized an income tax benefit compared to expense in the prior-year quarter. The 52.6 percentage point change in our effective tax rate compared to the prior-year quarter reflected two significant impacts of the Tax Act:

•
A one-time net benefit of approximately $1.6 billion, which reflected an approximate $1.9 billion benefit from remeasuring our deferred tax balances to the new statutory rate, partially offset by a charge of approximately $0.3 billion from accruing a deemed repatriation tax. This net benefit had an impact of approximately 41.8 percentage points on the effective income tax rate.

•
A reduction in the Company’s fiscal 2018 U.S. statutory federal income tax rate to 24.5% from 35.0% in the prior year. Net of state tax and other effects, the reduction in the statutory rate had an impact of approximately 9.2 percentage points on the effective income tax rate.

Noncontrolling Interests

	Quarter Ended
(in millions)	December 30, 2017	December 31, 2016	Change
Net income attributable to noncontrolling interests	$50	$9	>100%
The increase in net income attributable to noncontrolling interests was driven by lower tax expense at ESPN, largely due to a one-time benefit from the Tax Act.
Net income attributable to noncontrolling interests is determined on income after royalties and management fees, financing costs and income taxes.

Cash Flow
Cash provided by operations and free cash flow were as follows (in millions):

	Quarter Ended
	December 30, 2017	December 31, 2016	Change
Cash provided by operations	$2,237	$1,445	$792
Investments in parks, resorts and other property	(981)	(1,040)	59
Free cash flow (1)	$1,256	$405	$851

(1)	Free cash flow is not a financial measure defined by GAAP. See the discussion on pages 7 through 9.

Cash provided by operations for the first quarter of fiscal 2018 increased by $0.8 billion from $1.4 billion in the prior-year quarter to $2.2 billion in the current quarter. The increase was due to lower pension plan contributions, partially offset by higher film and television production spending.

Capital Expenditures and Depreciation Expense
Investments in parks, resorts and other property were as follows (in millions):

	Quarter Ended
	December 30, 2017	December 31, 2016
Media Networks
Cable Networks	$81	$46
Broadcasting	36	22
Total Media Networks	117	68
Parks and Resorts
Domestic	641	609
International	147	291
Total Parks and Resorts	788	900
Studio Entertainment	22	27
Consumer Products & Interactive Media	7	6
Corporate	47	39
Total investments in parks, resorts and other property	$981	$1,040
Capital expenditures decreased by $59 million to $1.0 billion due to lower spending at Shanghai Disney Resort and Hong Kong Disneyland Resort, partially offset by higher spending at Cable Networks and on new attractions at our domestic parks. The increase at Cable Networks was due to technology spending at BAMTech.

Depreciation expense was as follows (in millions):

	Quarter Ended
	December 30, 2017	December 31, 2016
Media Networks
Cable Networks	$39	$36
Broadcasting	24	21
Total Media Networks	63	57
Parks and Resorts
Domestic	357	328
International	177	156
Total Parks and Resorts	534	484
Studio Entertainment	13	12
Consumer Products & Interactive Media	13	15
Corporate	54	68
Total depreciation expense	$677	$636

Non-GAAP Financial Measures
This earnings release presents EPS excluding the impact of certain items affecting comparability, free cash flow and aggregate segment operating income, all of which are important financial measures for the Company, but are not financial measures defined by GAAP.
These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of EPS, cash flow or net income as determined in accordance with GAAP. EPS excluding certain items affecting comparability, free cash flow and aggregate segment operating income as we have calculated them may not be comparable to similarly titled measures reported by other companies.
EPS excluding certain items affecting comparability – The Company uses EPS excluding certain items to evaluate the performance of the Company’s operations exclusive of certain items affecting comparability of results from period to period. The Company believes that information about EPS exclusive of these items is useful to investors, particularly where the impact of the excluded items is significant in relation to reported earnings, because the measure allows for comparability between periods of the operating performance of the Company’s business and allows investors to evaluate the impact of these items separately from the impact of the operations of the business.

The following table reconciles reported EPS to EPS excluding certain items affecting comparability for the quarter.

(in millions except EPS)	Pre-Tax Income/Loss	Tax Benefit/Expense (1)	After-Tax Income/Loss (2)	EPS (3)	Change vs. prior year period
Quarter Ended December 30, 2017:
As reported	$3,745	$728	$4,473	$2.91	88%
Exclude:
One-time net benefit from the Tax Act	—	(1,557)	(1,557)	(1.00)
Gain from sale of property rights	(53)	12	(41)	(0.03)
Restructuring and impairment charges	15	(3)	12	0.01
Excluding certain items affecting comparability	$3,707	$(820)	$2,887	$1.89	22%

(1)	Tax benefit/expense adjustments are determined using the tax rate applicable to the individual item affecting comparability.

(2)	Before noncontrolling interest share.

(3)	Net of noncontrolling interest share, where applicable. Total may not equal the sum of the column due to rounding.
Free cash flow – The Company uses free cash flow (cash provided by operations less investments in parks, resorts and other property), among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures. Management believes that information about free cash flow provides investors with an important perspective on the cash available to service debt obligations, make strategic acquisitions and investments and pay dividends or repurchase shares.
Aggregate segment operating income – The Company evaluates the performance of its operating segments based on segment operating income, and management uses aggregate segment operating income as a measure of the performance of operating businesses separate from non-operating factors. The Company believes that information about aggregate segment operating income assists investors by allowing them to evaluate changes in the operating results of the Company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing separate insight into both operations and the other factors that affect reported results.
A reconciliation of segment operating income to net income is as follows (in millions):

	Quarter Ended
	December 30, 2017	December 31, 2016
Segment operating income	$3,986	$3,956
Corporate and unallocated shared expenses	(150)	(132)
Restructuring and impairment charges	(15)	—
Other income, net	53	—
Interest expense, net	(129)	(99)
Income before income taxes	3,745	3,725
Income taxes	728	(1,237)
Net income	$4,473	$2,488

CONFERENCE CALL INFORMATION
In conjunction with this release, The Walt Disney Company will host a conference call today, February 6, 2018, at 4:30 PM EST/1:30 PM PST via a live Webcast. To access the Webcast go to www.disney.com/investors. The discussion will be archived.

IMPORTANT INFORMATION ABOUT THE
TRANSACTION WITH 21CF AND WHERE TO FIND IT
In connection with the proposed transaction between The Walt Disney Company (“Disney”) and Twenty-First Century Fox, Inc. (“21CF”), Disney and 21CF will file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that will include a joint proxy statement of Disney and 21CF that also constitutes a prospectus of Disney. 21CF will file with the SEC a registration statement for a newly formed subsidiary (“SpinCo”), which is contemplated to own certain assets and businesses of 21CF not being acquired by Disney in connection with the proposed transaction. 21CF and Disney may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus or registration statement or any other document which 21CF or Disney may file with the SEC. INVESTORS AND SECURITY HOLDERS OF 21CF AND DISNEY ARE URGED TO READ THE REGISTRATION STATEMENTS, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statements and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by 21CF and Disney through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of:

21CF	Disney
1211 Avenue of Americas	c/o Broadridge Corporate Issuer Solutions
New York, NY 10036	P.O. Box 1342
Attention: Investor Relations	Brentwood, NY 11717
1 (212) 852 7059	Attention: Disney Shareholder Services
1 (855) 553 4763
Participants in the Solicitation
21CF, Disney and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding 21CF’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is available in 21CF’s Annual Report on Form 10-K for the year ended June 30, 2017 and its proxy statement filed on September 28, 2017, which are filed with the SEC. Information regarding Disney’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is available in Disney’s Annual Report on Form 10-K for the year ended September 30, 2017 and its proxy statement filed on January 12, 2018, which are filed with the SEC. A more complete description will be available in the registration statement on Form S-4, the joint proxy statement/prospectus and the registration statement of SpinCo.
No Offer or Solicitation
This communication is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

FORWARD-LOOKING STATEMENTS
Management believes certain statements in this earnings release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update these statements.
Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by the Company, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond the Company’s control, including:

•	changes in domestic and global economic conditions, competitive conditions and consumer preferences;

•	adverse weather conditions or natural disasters;

•	health concerns;

•	international, political, or military developments; and

•	technological developments.
Such developments may affect entertainment, travel and leisure businesses generally and may, among other things, affect:

•	the performance of the Company’s theatrical and home entertainment releases;

•	the advertising market for broadcast and cable television programming;

•	demand for our products and services;

•	expenses of providing medical and pension benefits;

•	income tax expense;

•	performance of some or all company businesses either directly or through their impact on those who distribute our products;

•	the proposed transaction with 21CF.
Additional factors are set forth in the Company’s Annual Report on Form 10-K for the year ended September 30, 2017 under Item 1A, “Risk Factors,” and subsequent reports.

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited; in millions, except per share data)

	Quarter Ended
	December 30, 2017	December 31, 2016
Revenues:
Services	$12,984	$12,406
Products	2,367	2,378
Total revenues	15,351	14,784
Costs and expenses:
Cost of services (exclusive of depreciation and amortization)	(7,334)	(7,020)
Cost of products (exclusive of depreciation and amortization)	(1,403)	(1,386)
Selling, general, administrative and other	(2,079)	(1,985)
Depreciation and amortization	(742)	(687)
Total costs and expenses	(11,558)	(11,078)
Restructuring and impairment charges	(15)	—
Other income, net	53	—
Interest expense, net	(129)	(99)
Equity in the income of investees	43	118
Income before income taxes	3,745	3,725
Income taxes	728	(1,237)
Net income	4,473	2,488
Less: Net income attributable to noncontrolling interests	(50)	(9)
Net income attributable to The Walt Disney Company (Disney)	$4,423	$2,479

Earnings per share attributable to Disney:
Diluted	$2.91	$1.55

Basic	$2.93	$1.56

Weighted average number of common and common equivalent shares outstanding:
Diluted	1,521	1,603

Basic	1,512	1,592

Dividends declared per share	$0.84	$0.78

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited; in millions, except per share data)

	December 30, 2017	September 30, 2017
ASSETS
Current assets
Cash and cash equivalents	$4,677	$4,017
Receivables	9,886	8,633
Inventories	1,307	1,373
Television costs and advances	846	1,278
Other current assets	558	588
Total current assets	17,274	15,889
Film and television costs	7,937	7,481
Investments	3,206	3,202
Parks, resorts and other property
Attractions, buildings and equipment	54,617	54,043
Accumulated depreciation	(29,647)	(29,037)
	24,970	25,006
Projects in progress	2,355	2,145
Land	1,259	1,255
	28,584	28,406
Intangible assets, net	6,930	6,995
Goodwill	31,430	31,426
Other assets	2,373	2,390
Total assets	$97,734	$95,789

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other accrued liabilities	$9,574	$8,855
Current portion of borrowings	6,009	6,172
Deferred revenue and other	4,292	4,568
Total current liabilities	19,875	19,595
Borrowings	20,082	19,119
Deferred income taxes	2,826	4,480
Other long-term liabilities	6,726	6,443
Commitments and contingencies
Redeemable noncontrolling interests	1,142	1,148
Equity
Preferred stock, $0.01 par value, Authorized – 100 million shares, Issued – none	—	—
Common stock, $0.01 par value, Authorized – 4.6 billion shares, Issued – 2.9 billion shares	36,254	36,248
Retained earnings	75,763	72,606
Accumulated other comprehensive loss	(3,404)	(3,528)
	108,613	105,326
Treasury stock, at cost, 1.4 billion shares	(65,324)	(64,011)
Total Disney Shareholders’ equity	43,289	41,315
Noncontrolling interests	3,794	3,689
Total equity	47,083	45,004
Total liabilities and equity	$97,734	$95,789

THE WALT DISNEY COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in millions)

	Quarter Ended
	December 30, 2017	December 31, 2016
OPERATING ACTIVITIES
Net income	$4,473	$2,488
Depreciation and amortization	742	687
Deferred income taxes	(1,726)	(76)
Equity in the income of investees	(43)	(118)
Cash distributions received from equity investees	170	203
Net change in film and television costs and advances	34	440
Equity-based compensation	94	97
Other	139	187
Changes in operating assets and liabilities:
Receivables	(1,378)	(1,160)
Inventories	65	102
Other assets	(29)	311
Accounts payable and other accrued liabilities	(1,160)	(2,763)
Income taxes	856	1,047
Cash provided by operations	2,237	1,445

INVESTING ACTIVITIES
Investments in parks, resorts and other property	(981)	(1,040)
Other	(62)	5
Cash used in investing activities	(1,043)	(1,035)

FINANCING ACTIVITIES
Commercial paper borrowings, net	1,140	732
Borrowings	1,025	42
Reduction of borrowings	(1,330)	(194)
Repurchases of common stock	(1,313)	(1,465)
Proceeds from exercise of stock options	50	65
Other	(156)	(167)
Cash used in financing activities	(584)	(987)

Impact of exchange rates on cash, cash equivalents and restricted cash	21	(112)

Change in cash, cash equivalents and restricted cash	631	(689)
Cash, cash equivalents and restricted cash, beginning of period	4,064	4,760
Cash, cash equivalents and restricted cash, end of period	$4,695	$4,071

Contacts:

Zenia Mucha
Corporate Communications
818-560-5300

Lowell Singer
Investor Relations
818-560-6601